UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(D) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 18, 2011

NRG Energy, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-15891	41-1724239
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

211 Carnegie Center Princeton, NJ	08540
(Address of Principal Executive Offices)	(Zip Code)

(609) 524-4500

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.06               Material Impairments

On April 19, 2011, NRG Energy, Inc. (“NRG”) announced that it has determined to withdraw from further financial participation in Nuclear Innovation North American LLC (“NINA”).  As a result, on April 18, 2011, NRG concluded that, as of March 31, 2011, a charge for the impairment for the entire book value of the net assets related to NINA is required under generally accepted accounting principles. NRG currently estimates that a pre-tax impairment charge of $481 million will be recognized in the first quarter of 2011.  A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

NINA is a majority-owned subsidiary of NRG focused on marketing, siting, developing, financing and investing in new advanced design nuclear projects in select markets across North America, including the planned STP Units 3 and 4 Project. Toshiba American Nuclear Energy Corporation, or TANE, a wholly-owned subsidiary of Toshiba Corporation, is the minority owner of NINA.  NINA is a bankruptcy remote entity under NRG’s corporate structure and designated as an Excluded Project Subsidiary under NRG’s senior credit facilities and senior unsecured notes, which require that NRG not be obligated to contribute any capital to service NINA’s debt or fund the repayment of any NINA debt in the event of a default.

As previously announced on March 21, 2011, NINA suspended indefinitely all detailed engineering work and other pre-construction activities and, as a result, dramatically reduced the project workforce. NINA, going forward, will be focused solely on securing a combined operating license from the NRC and on obtaining a loan guarantee from the U.S. Department of Energy, two assets that are absolutely essential to the success of any future project development. TANE will be responsible for funding ongoing costs to continue the licensing process. In concurrence with the substantial reduction in NINA’s project workforce, and to support NINA’s reduced scope of work, NRG expects to incur one-time costs, related to a contribution to NINA, which are not expected to exceed $20 million thru 2011.

Item 9.01               Financial Statements and Exhibits

(d)         Exhibits.

Exhibit Number	Document

99.1	Press Release, dated April 19, 2011

Forward-Looking Statements

This Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements are subject to certain risks, uncertainties and assumptions and include our expectations regarding the timing and completion of NRG’s withdraw from participation in NINA, and typically can be identified by the use of words such as “will,” “expect,” “estimate,” “anticipate,” “forecast,” “plan,” “believe” and similar terms. Although NRG believes that its expectations are reasonable, it can give no assurance that these expectations will prove to have been correct, and actual results may vary materially. Factors that could cause actual results to differ materially from those contemplated above include, among others, unanticipated costs associated with NRG’s cessation of participation in NINA, general economic conditions, successful partnering relationships, loan guarantees, hazards customary in the power industry, competition in wholesale power markets, the volatility of energy and fuel prices, failure of customers to perform under contracts, construction delays, changes in the wholesale power markets, changes in government regulation of markets and of environmental emissions, the condition of capital markets generally, and our ability to access capital markets.

NRG undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. The foregoing review of factors that could cause NRG’s actual results to differ materially from those contemplated in the forward-looking statements included in this news release should be considered in connection with information regarding risks and uncertainties that may affect NRG’s future results included in NRG’s filings with the Securities and Exchange Commission at www.sec.gov.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

NRG Energy, Inc.

By:	/s/ Michael R. Bramnick

Michael R. Bramnick
Executive Vice President and General Counsel

April 19, 2011

Exhibit Index

Exhibit No.	Document

99.1	Press Release, dated April 19, 2011